ACELITY L.P. INC. REPORTS
SECOND QUARTER AND FIRST HALF FINANCIAL RESULTS FOR 2016

Second Quarter Financial Highlights

•	Revenue for the second quarter of 2016 of $472.4 million, grew 2.3% as reported on a GAAP basis and 2.8% on a constant currency basis, from the prior-year period

•
Revenue from Advanced Wound Therapeutics ("AWT") grew 0.2% as reported on a GAAP basis and 0.8% on a constant currency basis, led by solid volume growth in advanced wound devices compared to the prior-year period

•	Revenue from Regenerative Medicine ("RM") grew 11.0% as reported on a GAAP basis and on a constant currency basis, due primarily to higher volumes associated with breast reconstruction procedures

•
Net loss was $20.1 million, as reported on a GAAP basis, up from $17.6 million net loss in the prior-year period, due primarily to the loss on extinguishment of debt and professional fees related to our second quarter debt transactions

•
Adjusted EBITDA[1] of $171.1 million, declined 1.0% as reported from the prior-year period and 0.8% on a constant currency basis, primarily due to investments in our franchise structure and sales force to drive growth

Operational Highlights

•
Building strong partnerships with leading plastic surgeons to develop and educate on an innovative breast reconstruction technique resulted in the Regenerative Medicine Team achieving the highest growth rate since 2012.  Recent sales initiatives and new product introductions also contributed to strong growth in breast reconstruction procedures.

•
Acelity launched the TIELLE™ Foam Dressing Family in the United States, which includes seven new advanced dressings that can be used on a variety of wounds.  This launch is strategically important, allowing the Company to further diversify the business, giving clinicians more efficient and cost effective patient solutions with Acelity’s industry leading AWT portfolio.

Joe Woody, President and Chief Executive Officer, commented, “Acelity’s solid financial performance in the second quarter marks our seventh consecutive quarter of organic revenue growth, accomplished by outstanding execution in Regenerative Medicine and strong growth in sales of our Advanced Wound Therapeutics expansion products, such as Prevena and ABThera.  With our strategy in place, the results in the first half of 2016 position us to reap the benefits of our investments to broaden and complement our innovative portfolio, reach new markets, distribution channels and patients, and provide valuable solutions to clinicians.”

Results of the second quarter and six months ended June 30, 2016

Acelity second quarter revenue increased 2.3% as reported on a GAAP basis to $472.4 million, compared with $461.6 million for the prior-year period. On a constant currency basis, revenue increased 2.8%.

•
AWT revenue was $355.0 million, up 0.2% as reported on a GAAP basis and 0.8% on a constant currency basis, compared to the prior-year period. Growth in AWT revenue was fueled primarily by increased volumes in advanced wound devices during the quarter and double-digit growth in expansion products, led by sales of Prevena™, partially offset by lower average pricing and decreased revenue from advanced wound dressings in international markets.

•
RM revenue was $114.9 million, up 11.0% as reported on a GAAP basis and on a constant currency basis, compared to the prior-year period. The increase in RM revenue was primarily due to double digit growth in revenue related to breast reconstruction procedures in the United States and Strattice growth in Europe, partially offset by lower revenue from hernia repair procedures in the United States.

Net loss for the second quarter of 2016 was $20.1 million, as reported on a GAAP basis, compared to $17.6 million in the prior-year period. This increase was primarily due to the loss on debt extinguishment of $10.1 million and professional fees of $6.9 million associated with our debt transactions in the second quarter of 2016, partially offset by foreign currency gains. Adjusted EBITDA for the second quarter of 2016 decreased $1.8 million to $171.1 million compared to $172.9 million in the prior-year period and decreased 0.8% on a constant currency basis. The decline in Adjusted EBITDA was attributable to investments being made in our franchise structure and sales force to drive growth, partially offset by revenue growth and expense savings associated with our integration and business optimization efforts.

Acelity’s revenue for the six months ended June 30, 2016, increased 2.0% as reported on a GAAP basis to $923.8 million, compared with $905.7 million for the prior-year period. On a constant currency basis, revenue increased 2.9%.

•
AWT revenue was $694.0 million, up 0.4% as reported on a GAAP basis and 1.5% on a constant currency basis, compared to the prior-year period. Growth in AWT revenue was fueled primarily by increased volumes in advanced wound devices during the period and continued strength in expansion products, partially offset by lower average pricing and decreased revenue from advanced wound dressings in international markets.

•
RM revenue was $224.8 million, up 8.2% as reported on a GAAP basis and 8.4% on a constant currency basis, compared to the prior-year period. The increase in RM revenue was primarily due to strong growth in revenue related to breast reconstruction procedures in the United States and Strattice growth in Europe, partially offset by lower revenue from hernia repair procedures in the United States.

Net loss for the six months ended June 30, 2016, was $46.1 million, as reported on a GAAP basis, compared to $22.2 million in the prior-year period. This increase was primarily due to the loss on debt extinguishment of $13.7 million and professional fees of $7.5 million associated with our 2016 debt transactions and a decrease in foreign currency gains compared to the prior-year period. Adjusted EBITDA for the six months ended June 30, 2016, decreased $6.6 million to $332.1 million compared to $338.7 million in the prior-year period and decreased 1.5% on a constant currency basis. The decline in Adjusted EBITDA was attributable to investments being made in our franchise structure and sales force to drive growth, partially offset by revenue growth and expense savings associated with our integration and business optimization efforts.

Financial Position

Total cash at June 30, 2016, was $99.2 million. During the first six months of 2016, Acelity used cash of $39.6 million for operations, used cash of $39.5 million in investing activities and generated cash of $88.3 million from financing activities.

The Company executed an “amend and extend” of its USD and EUR Senior Term E-1 Credit Facilities due May 4, 2018, extending approximately $2 billion of the Senior Term Loans to November 4, 2020. Additionally, the Company refinanced a portion of the non-extended USD Senior Term E-1 Loan with the proceeds from the offering of $190.0 million of 7.875% First Lien Secured Notes due 2021.

As of June 30, 2016, total long-term debt outstanding was $4.869 billion and our Net Leverage Ratio2 was 6.6x.

Company Structure

Acelity is a leading global medical technology company committed to the development and commercialization of advanced wound care and regenerative medicine solutions. Acelity was formed by uniting the strengths of three organizations, KCI, Systagenix and LifeCell, into our two business segments: Advanced Wound Therapeutics and Regenerative Medicine. Our mission is to change the clinical practice of medicine with solutions that speed healing, reduce complications, create economic value and improve patients’ lives. Acelity is controlled by investment funds advised by Apax Partners LLP and Apax Partners L.P. and controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board and certain other co-investors.  Unless otherwise noted in this report, the terms “we,” “our” or “Company,” refer to Acelity and its subsidiaries, collectively.

Non-GAAP Financial Information

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement our consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we have disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. A reconciliation of Adjusted EBITDA to net loss is provided later in this earnings release. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release, we calculate constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of our business performance and are useful for period-over-period comparisons of the performance of our business. While management believes that these financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See "Reconciliation from GAAP to Non-GAAP" included within this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

1Adjusted EBITDA excludes the impact of merger-related expenses, foreign currency gains or losses, business optimization expenses and other expenses specified in the reconciliation within this release.

2 The Net Leverage Ratio represents Net Debt divided by Consolidated EBITDA for the last twelve months. Net Debt consists of total indebtedness including capital leases and other financing obligations, less cash and cash equivalents up to the greater of $300.0 million or 40% of Consolidated EBITDA for the last twelve months. Consolidated EBITDA, as defined in our senior secured credit agreement, represents Adjusted EBITDA plus “run rate” cost savings.

FOR MORE INFORMATION, CONTACT:

Investors
Caleb Moore
Office: (210) 255-6433
caleb.moore@acelity.com

Media
Cheston Turbyfill
Office: (210) 255-6696
media@acelity.com

ACELITY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	Three months ended June 30,			Six months ended June 30,
	2016	2015	% Change	2016	2015	% Change
Revenue:
Rental	$175,422	$180,397	(2.8)%	$345,521	$353,236	(2.2)%
Sales	296,999	281,248	5.6	578,266	552,459	4.7
Total revenue	472,421	461,645	2.3	923,787	905,695	2.0

Rental expenses	75,794	77,869	(2.7)	150,689	156,047	(3.4)
Cost of sales	78,118	75,509	3.5	156,697	148,923	5.2
Gross profit	318,509	308,267	3.3	616,401	600,725	2.6

Selling, general and administrative expenses	182,194	158,994	14.6	346,638	306,757	13.0
Research and development expenses	14,717	14,391	2.3	28,695	29,069	(1.3)
Acquired intangible asset amortization	41,159	44,712	(7.9)	83,361	90,589	(8.0)
Operating earnings	80,439	90,170	(10.8)	157,707	174,310	(9.5)

Interest income and other	589	67	—	696	214	—
Interest expense	(110,428)	(107,374)	2.8	(218,980)	(212,100)	3.2
Loss on extinguishment of debt	(10,107)	—	—	(13,716)	—	—
Foreign currency gain (loss)	8,998	(6,799)	—	4,668	12,601	(63.0)
Derivative instruments loss	(357)	(919)	(61.2)	(1,039)	(4,267)	(75.7)
Loss before income tax benefit	(30,866)	(24,855)	24.2	(70,664)	(29,242)	141.7
Income tax benefit	(10,751)	(7,224)	48.8	(24,574)	(7,080)	—
Net loss	$(20,115)	$(17,631)	14.1%	$(46,090)	$(22,162)	108.0%

ACELITY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2016	December 31, 2015
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$99,197	$88,409
Accounts receivable, net	413,440	413,531
Inventories, net	197,583	181,309
Deferred income taxes	51,968	74,521
Prepaid expenses and other	40,117	34,985
Total current assets	802,305	792,755

Net property, plant and equipment	260,569	273,076
Deferred income taxes	22,333	29,909
Goodwill	3,406,475	3,405,823
Identifiable intangible assets, net	2,139,366	2,219,088
Other non-current assets	5,033	6,104

	$6,636,081	$6,726,755

Liabilities and Equity:
Current liabilities:
Accounts payable	$52,718	$57,910
Accrued expenses and other	326,302	373,440
Current installments of long-term debt	23,307	22,130
Income taxes payable	4,372	3,561
Deferred income taxes	113,595	113,595
Total current liabilities	520,294	570,636

Long-term debt, net of current installments, premium, discount and debt issuance costs	4,845,783	4,720,363
Non-current tax liabilities	34,533	34,833
Deferred income taxes	681,592	760,737
Other non-current liabilities	15,153	37,021
Total liabilities	6,097,355	6,123,590
Equity:
General partner’s capital	—	—
Limited partners’ capital	577,979	622,899
Accumulated other comprehensive loss, net	(39,253)	(19,734)
Total equity	538,726	603,165

	$6,636,081	$6,726,755

ACELITY L.P. INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Six months ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(46,090)	$(22,162)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization of debt issuance costs, premium and discount	19,352	20,311
Depreciation and other amortization	127,418	132,334
Loss on disposition of assets	1,122	1,265
Amortization of fair value step-up in inventory	164	—
Provision for bad debt	3,429	3,266
Loss on extinguishment of debt	13,716	—
Equity-based compensation expense	1,602	1,305
Deferred income tax benefit	(46,880)	(30,224)
Unrealized gain on derivative instruments	(5,944)	(3,078)
Unrealized gain on foreign currency	(7,147)	(16,683)
Change in assets and liabilities:
Increase in accounts receivable, net	(7,500)	(968)
Increase in inventories, net	(5,656)	(10,856)
Increase in prepaid expenses and other	(5,133)	(4,685)
Decrease in accounts payable	(5,543)	(3,533)
Decrease in accrued expenses and other	(74,994)	(76,509)
Increase (decrease) in tax liabilities, net	(1,495)	6,213
Net cash used by operating activities	(39,579)	(4,004)

Cash flows from investing activities:
Additions to property, plant and equipment	(35,762)	(29,574)
Increase in inventory to be converted into equipment for short-term rental	(98)	(4,144)
Dispositions of property, plant and equipment	2	—
Businesses acquired in purchase transactions, net of cash acquired	—	(2,948)
Increase in identifiable intangible assets and other non-current assets	(3,684)	(3,646)
Net cash used by investing activities	(39,542)	(40,312)

Cash flows from financing activities:
Distribution to limited partners	—	(55)
Settlement of equity-based awards	(226)	(1,348)
Proceeds from revolving credit facility	25,000	30,000
Proceeds from debt issuance	595,044	—
Repayments of long-term debt and capital lease obligations	(518,570)	(15,389)
Debt issuance costs	(12,899)	(6,256)
Net cash provided by financing activities	88,349	6,952
Effect of exchange rate changes on cash and cash equivalents	1,560	(5,025)
Net increase (decrease) in cash and cash equivalents	10,788	(42,389)
Cash and cash equivalents, beginning of period	88,409	183,541
Cash and cash equivalents, end of period	$99,197	$141,152

ACELITY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Supplemental Revenue Data
(dollars in thousands)
(unaudited)

	Three months ended June 30,				GAAP % Change	Constant Currency % Change (1)
	2016			2015 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	$175,422	$(238)	$175,184	$180,397	(2.8)%	(2.9)%
Sales	179,546	2,291	181,837	173,817	3.3	4.6
Total	354,968	2,053	357,021	354,214	0.2	0.8

Regenerative Medicine revenue:
Sales	114,905	27	114,932	103,529	11.0	11.0

Other revenue:
Sales	2,548	171	2,719	3,902	(34.7)	(30.3)

Total revenue:
Rental	175,422	(238)	175,184	180,397	(2.8)	(2.9)
Sales	296,999	2,489	299,488	281,248	5.6	6.5
Total	$472,421	$2,251	$474,672	$461,645	2.3%	2.8%

	Six months ended June 30,				GAAP % Change	Constant Currency % Change (1)
	2016			2015 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	$345,521	$540	$346,061	$353,236	(2.2)%	(2.0)%
Sales	348,489	6,958	355,447	338,237	3.0	5.1
Total	694,010	7,498	701,508	691,473	0.4	1.5

Regenerative Medicine revenue:
Sales	224,779	325	225,104	207,698	8.2	8.4

Other revenue:
Sales	4,998	315	5,313	6,524	(23.4)	(18.6)

Total revenue:
Rental	345,521	540	346,061	353,236	(2.2)	(2.0)
Sales	578,266	7,598	585,864	552,459	4.7	6.0
Total	$923,787	$8,138	$931,925	$905,695	2.0%	2.9%

(1) Represents percentage change between 2016 non-GAAP Constant Currency revenue and 2015 GAAP revenue.

ACELITY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Selected Financial Information
(dollars in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Net loss	$(20,115)	$(17,631)	$(46,090)	$(22,162)
Interest expense, net of interest income	110,238	107,288	218,689	211,939
Income tax benefit	(10,751)	(7,224)	(24,574)	(7,080)
Foreign currency loss (gain)	(8,998)	6,799	(4,668)	(12,601)
Depreciation and other amortization	62,684	66,003	127,418	132,334
Derivative instruments loss	357	919	1,039	4,267
Management fees and expenses	1,317	1,365	3,536	2,677
Equity-based compensation expense	834	770	1,602	1,305
Acquisition, disposition and financing expenses (1)	17,447	1,351	22,571	3,931
Business optimization expenses (2)	10,338	7,222	18,875	13,350
Other permitted expenses (3)	7,752	6,028	13,718	10,766
Adjusted EBITDA	$171,103	$172,890	$332,116	$338,726

Adjusted EBITDA as a percentage of revenue	36.2%	37.5%	36.0%	37.4%

(1) Represents labor, travel, training, consulting and other costs associated with acquisition, disposition and financing activities, such as the issuance of new notes, the amendment of our Senior Secured Credit Facility and technology acquisitions.

(2) Represents labor, travel, training, consulting and other costs associated exclusively with our business optimization initiatives.
(3) Represents charges for other permitted expenses as defined under our Senior Secured Credit Facility.

					As Reported % Change	Constant Currency % Change (1)
	2016			2015
	As Reported	FX Impact	Constant Currency	As Reported
Three months ended June 30,
Adjusted EBITDA	$171,103	$332	$171,435	$172,890	(1.0)%	(0.8)%

Six months ended June 30,
Adjusted EBITDA	$332,116	$1,436	$333,552	$338,726	(2.0)%	(1.5)%

(1) Represents percentage change between 2016 Constant Currency Adjusted EBITDA and 2015 As Reported Adjusted EBITDA.